Exhibit 23.1


           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Current Report on Form 8-K of our report dated January 23, 1998 on the consolidated financial statements of Monocacy Bancshares, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is incorporated by reference from Monocacy's Annual Report on Form 10-KSB for the year ended December 31, 1997.


                                       /s/ Stegman & Company
                                       --------------------------------
                                       Stegman & Company


Baltimore, Maryland
December 31, 1998